UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 21, 2014

Halyard Health, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

P.O. Box 619100 Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2014, the Board of Directors (the “Board”) of Halyard Health, Inc. (“Halyard”) expanded its size from three directors to four directors, effective as of immediately prior to the start of “when-issued” trading of Halyard common stock on the New York Stock Exchange, (the “Effective Time”). Heidi K. Fields was elected to the Board effective as of the Effective Time and was appointed to Halyard’s audit committee as the chairwoman of such committee. In connection with the completion of Halyard’s previously announced spin-off from Kimberly-Clark Corporation, which is expected to occur on October 31, 2014, Mr. Fields is expected to be appointed to Halyard’s corporate governance committee. Additional information regarding Ms. Fields is included in the section entitled “Management” in Halyard’s Information Statement, filed as Exhibit 99.2 to Halyard’s Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2014 and is incorporated by reference into this Item 5.02.

The Board has determined that Heidi K. Fields qualifies as an independent director under the director independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of the New York Stock Exchange and that Ms. Fields satisfies the financial literacy and other requirements to be considered an audit committee financial expert under the rules and regulations of the SEC and the applicable listing standards of the New York Stock Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halyard Health, Inc.

Date: October 27, 2014	By:	/s/ John W. Wesley
	Name:	John W. Wesley
	Title:	Senior Vice President, General Counsel and Secretary